Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 18, 2010 relating to the financial statements and financial statement schedule of Woodward Governor Company for the three years ended September 30, 2010 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a change in method of accounting for the non-controlling interest in a subsidiary on October 1, 2009 and a change in method of accounting for income taxes on October 1, 2007), and the effectiveness of Woodward Governor Company’s internal control over financial reporting as of September 30, 2010, appearing in the Annual Report on Form 10-K of Woodward Governor Company for the year ended September 30, 2010.
We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
November 22, 2010